SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CUISINE SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
ALEXANDRIA, VIRGINIA 22312
(703) 270-2900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Cuisine Solutions, Inc. (the “Company”) will be held at the Hilton Alexandria Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311 on Wednesday, October 22, 2003, at 10:00 a.m., local time, for the following purposes:

1. To elect five directors to hold office for one year or until their successors are elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the stockholders of record at the close of business on September 19, 2003 will be entitled to vote at the Annual Meeting.

All stockholders are requested to be present at the Annual Meeting in person or by proxy. For the convenience of those stockholders who do not expect to attend the Annual Meeting in person and desire to have their stock voted, a form of proxy and an envelope for which no postage is required, are enclosed. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the Annual Meeting. Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting.

By Order of the Board of Directors

Jean-Louis Vilgrain
Chairman of the Board

Alexandria, Virginia
October 3, 2003

CUISINE SOLUTIONS, INC.
85 SOUTH BRAGG STREET
ALEXANDRIA, VIRGINIA 22312

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Cuisine Solutions, Inc., a Delaware corporation (the “Company”) in connection with the Annual Meeting of Stockholders to be held on October 22, 2003 (the “Annual Meeting”). This Proxy Statement, the notice to stockholders, and the enclosed proxy card are being mailed to stockholders of the Company on or about October 3, 2003.

SOLICITATION OF PROXIES

Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company (the “Board”). The individuals named as proxies are Mr. Jean-Louis Vilgrain and Mr. Stanislas Vilgrain. Proxies may be solicited by use of the mails, by personal interview, or by telephone and may be solicited by officers and directors, and by the other employees of the Company. All costs of solicitation of proxies will be borne by the Company. The approximate costs for the solicitation are $6,000.

All shares of common stock of the Company, par value $.01 per share (“Common Stock”), represented by proxies received will be voted in accordance with the instructions contained therein. In the absence of voting instructions, the shares of Common Stock will be voted for the nominees listed herein. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on September 19, 2003, there were 15,824,788 shares of Common Stock outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote per share. Stockholders do not have cumulative voting rights in the election of directors to the Board. A list of stockholders of the Company at the close of business on September 19, 2003 will be available for inspection during normal business hours during the ten days prior to the meeting at the offices of the Company at 85 South Bragg Street, Alexandria, Virginia 22312, and will also be available at the meeting. Only stockholders of record at the close of business on September 19, 2003 will be entitled to vote at the Annual Meeting.

For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and “broker non-votes” will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company’s By-Laws, the election of directors at the Annual Meeting will be determined on the basis of a percentage of votes cast at the Annual Meeting and requires the affirmative vote of the holders of a plurality of the Company’s Common Stock represented and voting at the Annual Meeting for approval. All other matters expected to be submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the Company’s Common Stock represented and voting at the Annual Meeting for approval.

The following table sets forth, as of September 19, 2003, certain information as to the number of shares of Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock based upon reports on Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner (1)	Ownership	Class

Food Research Corporation	9,520,588	60.16%
85 South Bragg Street, Suite 600 Alexandria, Virginia 22312

Entities affiliated with Proactive Partners, L.P.	1,690,157	10.68%
50 Osgood Place San Francisco, California 94133

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting -or investment power with respect to securities.

The following table sets forth as of September 19, 2002 the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and
	Nature of		Percent
	Beneficial Ownership		of Class
Jean-Louis Vilgrain	9,652,686	(1)	61.0%
Sebastien Vilgrain	9,595,588	(1)	60.6%
Stanislas Vilgrain	10,388,588	(1)	65.7%
Charles McGettigan	569,700	(2)	3.6%
Gerard Bertholon	294,600	(3)	1.9%
Robert van Roijen	100,800	(4)	*
Andreas Pfann	60,400	(5)	*
Directors, nominees and executive officers as a group (7 persons)	11,621,186		73.4%

* Less than one percent.

(1) Jean-Louis Vilgrain, Chairman of the Company, is Chairman and President of Food Research Corporation, a Delaware corporation (“FRC”). FRC is a controlled subsidiary of Secria Europe, S.A. (“Secria Europe”). Jean-Louis Vilgrain is also a director of Secria Europe. The equity ownership of Secria Europe is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Sebastian Vilgrain, a director of the Company. As a result of his directorship in Secria Europe and his position as President and director of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 9,520,588 shares of Common Stock held directly by FRC. In addition, as a result of their ownership of a 20% equity interest in Secria Europe, respectively, Stanislas and Sebastian Vilgrain each may be deemed to be the beneficial owner of these 9,520,588 shares of Common Stock of the Company held by FRC. The beneficial ownership of Jean-Louis Vilgrain also includes 100,000 shares issuable pursuant to options granted under the 1999 Plan, and 32,098 shares owned. The beneficial ownership of Sebastian Vilgrain also includes 75,000 shares issuable pursuant to the options granted under the 1999 Stock Option Plan. The beneficial ownership of Stanislas Vilgrain also includes 516,500 shares issuable pursuant to options granted under stock option plans of the Company, including the Company’s 1992 Stock Option Plan (the “1992 Plan”) and the Company’s 1986 Stock Option Plan and 322,000 shares privately owned and held.

(2) The beneficial ownership of Charles McGettigan includes 455,700 controlled through the investment group Proactive Partners where Mr. McGettigan is a General Partner, 100,000 shares issuable under the 1999 stock option plan and 14,000 shares owned.

(3) The beneficial ownership of Gerard Bertholon includes 214,500 shares issuable pursuant to options granted under the stock option plans of the Company and 80,100 shares owned.

(4) The beneficial ownership of Robert Van Roijen includes 75,000 shares issuable under the 1999 Stock Option Plan, and 25,800 shares owned.

(5) Includes 60,000 shares subject to options granted under the 1999 Stock Option Plan, and 400 shares owned.

ELECTION OF DIRECTORS

Five nominees for director are to be elected to the Board for one year to serve until the Annual Meeting of Stockholders in 2004 or until their successors are elected and qualified. All nominees are currently serving as directors.

Unless otherwise specified, proxies received will be voted for the election of the seven nominees to the Board set forth below. All such nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. Each director will be elected to the Board by a plurality vote of Common Stock represented, in person or by proxy, at the Annual Meeting. Therefore, an abstention from voting will be counted neither for nor against the election of any nominee for director to the Board.

The name, principal occupation and selected biographical information of each nominee to the Board are set forth below:

Mr. Jean-Louis Vilgrain, age 69, has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. J.L. Vilgrain served as Chief Executive Officer of the Company from September 1977 until October 1993. Mr. J.L. Vilgrain is Chairman and President of the JLVilgrain Group, and is President of Secria Europe, a French holding company controlling the JLVilgrain Group. The JLVilgrain Group is an international consortium of food related businesses and industries with interests ranging from production engineering to retail food establishments. He is also Chairman and President of FRC, the majority stockholder of the Company, and a holding company for certain African and Pacific Rim companies. Mr. J.L. Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.

Mr. Stanislas Vilgrain, age 44, was appointed President and Chief Executive Officer in October 1993, having served as President and Chief Operating Officer of the Company since June 1991 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by Vie de France Corporation as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Vie de France Corporation’s San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining Vie de France Corporation, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and the brother of Mr. Sebastien Vilgrain.

Mr. Charles C. McGettigan, age 58, was a co-founder and is a general partner of Proactive Investment Managers, L.P. which is the general partner of Proactive Partners, L.P., a San Francisco-based merchant banking fund. Mr. McGettigan graduated in 1966 from Georgetown University and in 1969 from the Wharton School at the University of Pennsylvania. From 1970 to 1980 Mr. McGettigan was with Blyth Eastman Dillon’s corporate finance department in New York (1970 to 1978) and San Francisco (1978 to 1980). He was a Senior Vice President of Dillon, Read & Co., running its corporate finance activities in San Francisco, from 1980 through 1982. In January 1983, Mr. McGettigan was a founding partner of Woodman, Kirkpatrick & Gilbreath, which was sold to Hambrecht & Quist in September 1984. Mr. McGettigan was a co-founder, in November 1988, and continues to be a managing director of McGettigan, Wick & Co., Inc., an investment banking firm. Mr. McGettigan currently serves on the Boards of Directors of Modtech Inc., Onsite Energy Corporation and Sonex Research, Inc. He serves as Non-Executive Chairman of Modtech Inc. and Onsite Energy Corporation. He became a member of the Board in 1997.

Mr. Sebastien Vilgrain, age 31, serves as Director of Sales and Business Development at the Paris-based SETUCAF/SOMDIAA, a holding company that trades in agricultural raw materials. Prior to joining SETUCAF in 1999, Mr.Vilgrain operated in French-speaking African marketplace, working on the development and implementation of the commercial network for the Eurafrique Industry, a procurement platform for the agro- industry. A native of France, he studied business marketing in England and the United States from 1989 to 1993. He became a member of the Board in 2001.

Mr. Robert Van Roijen, age 64, is the President of Tox Financial Company, a money management firm in Winter Park Florida. Mr. Van Roijen is also founding partner of Patience Partners, a hedge fund specializing in small capitalization stocks. Mr. Van Roijen is a graduate of Harvard College, and after three years of military service as an officer, he joined IBM. From 1977 to 1987, he was President and Chairman of the Board of Control Laser Corporation, a manufacturer of industrial lasers. He founded Tox Financial Company in 1988, and he is currently a director of Quixote Corporation, and Security Storage Company of Washington D.C. He became a member of the Board in 2001.

Mr. David Jordan and Mr. Robert Murphy both resigned from the Board of Directors in May of 2003.

BOARD COMMITTEES AND MEETINGS

Committees of the Board include the Audit Committee, the Stock Option Committee, the Compensation Committee and the Technology Committee.

The Audit Committee consists of Mr. Van Roijen and Mr. McGettigan. The Audit Committee’s functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The Audit Committee reviews the Company’s financial statements and the adequacy of the internal auditing, accounting, financial controls and procedures. The committee held three meetings during fiscal year 2003.

The Stock Option Committee was established pursuant to the adoption of the 1992 and 1999 Plans and is made up of Mr. McGettigan and Mr. Van Roijen. The Stock Option Committee’s function is to grant options to eligible employees and to administer the 1992 Plan and the 1999 Plan. The committee held three meetings during fiscal year 2003.

The Compensation Committee consists of Mr. McGettigan and Mr. Van Roijen. The Compensation Committee’s function is to review and approve all compensation packages totaling over $99,500. The committee held three meetings during fiscal year 2003.

The Board currently does not have a nominating committee. Although there are no formal procedures for the stockholders to nominate persons to serve on the Board, the Board will consider recommendations from stockholders, which should be addressed to Andreas Pfann, Chief Financial Officer of the Company, at the Company’s address.

During fiscal year 2003, there were four meetings of the Board of Directors. Each director attended all meetings of the Board on which he was serving during that period. Each director also attended 100% of committee meetings on which he was serving during that period.

SECTIONS 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more that ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during the last fiscal year all required filings were timely made as required by Section 16(a). SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and ten percent stockholders in this Proxy Statement.

EXECUTIVE OFFICERS OF THE COMPANY

In addition to Jean-Louis Vilgrain and Stanislas Vilgrain for whom biographical information is included under “ELECTION OF DIRECTORS,” the following are executive officers of the Company:

NAME	AGE	OFFICE HELD WITH COMPANY	SINCE

Gerard Bertholon	43	President of FIVELEAF	2002

Andreas Pfann	37	Chief Financial Officer, Treasurer and Corporate Secretary	2002

Mr. Bertholon joined Cuisine Solutions in August 1989 as Director of Research & Development then VP of International Sales in 1997 and VP of Marketing in December 2000. Mr. Bertholon was appointed President for Fiveleaf in January 2002. He has over twenty six years of experience in the international foodservice industry. Prior to joining the Company, Mr. Bertholon was an Executive Chef for nine years in the United States.

Mr. Pfann was appointed Chief Financial Officer and Treasurer in October 2002, after being Vice President Finance since July 2001 and the Company’s Corporate Controller since October 2000. Mr. Pfann has over eight years of experience in public accounting with KPMG in Europe and previously as an audit manager with Ernst & Young in Germany and the United States.

In May 2003, Mr. Robert Murphy’s resigned as Chief Operating Officer of Cuisine Solutions.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation paid by the Company to each of the named executive officers of the Company, consisting of the Chief Executive Officer, the Chief Operating Officer and the President of FIVELEAF whose compensation exceeded $100,000 during fiscal 2003, for each of the Company’s last three fiscal years.

Summary Compensation Table

					Long Term	All Other
Name and Principal Position	Year	Annual Compensation			Compensation	Compensation ($)(3)

				Other Annual	Securities
			Bonus ($)	Compen-sation ($)	underlying Options
		Salary ($)	(1)	(2)	(#)

Stanislas Vilgrain
President and Chief Executive Officer	2003	185,000	—	6,000	37,500	1,424
President and Chief Operating Officer	2002	185,000	—	6,404	75,000	1,943
President and Chief Operating Officer	2001	174,000	—	8,624	75,000	3,514
Robert Murphy
Vice President, Chief Operating Officer	2003	181,168	—	—	—	—
Vice President, Chief Operating and Financial Officer	2002	170,000	—	12,288	50,000	—
Vice President – Chief Financial Officer	2001	162,000	—	12,288	50,000	—
Gerard Bertholon
President FIVELEAF, Inc./Vice President of Global Sales for Cuisine Solutions, Inc.	2003	144,925	26,097	7,345	25,000	1,341
President FIVELEAF, Inc./Vice President of International Sales and	2002	140,000	47,000	7,345	25,000	—
Marketing for Cuisine Solutions, Inc.	2001	142,700	35,000	7,345	25,000	—

1) The Company’s executive officers are eligible for cash bonuses under the Company’s Executive Incentive Compensation Plan, which are based on objectives determined by the Compensation Committee of the Board. See “BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION.”

2) Other annual compensation consists of annual car allowances.

3) All other compensation consists of 401(k) and supplemental retirement plan matching funds paid by the Company.

The compensation of the Chief Financial Officer did not exceed $100,000 during fiscal 2003.

STOCK OPTIONS

The following table sets forth certain information regarding stock options granted to the named executive officers during the Company’s 2003 fiscal year. No stock appreciation rights were granted during fiscal year 2003.

OPTION GRANTS IN FISCAL YEAR 2003

Current Year Individual Grants					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
					Appreciation for Option Term (2)

	Number of
	Securities
	Underlying	Percent of Total
	Options	options Granted to
	Granted	Employees in Fiscal	Exercise or base
Name	(#) (1)	Year	price ($/Sh)	Expiration Date
					5% ($)	10% ($)

Stanislas Vilgrain	37,500	16.13%	$0.250	10/22/12	5,896	14,906

Robert Murphy	25,000	10.75%	$0.250	10/22/12	3,931	9,938

Andreas Pfann	25,000	10.75%	$0.250	10/22/12	3,931	9,938

Gerard Bertholon	25,000	10.75%	$0.250	10/22/12	3,931	9,938

(1) The options were granted under the 1992 Plan. Under the 1992 Plan, each option granted may be exercised during the period of the employee’s continuous employment by the Company, or within three months thereafter, or within one year after the employee’s death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted in fiscal year 2003 expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees become fully vested and exercisable upon a change of control of the Company. A change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than FRC or any persons controlling or controlled by FRC. Grants vest and become exercisable to the extent of 25% of the total on the day of grant, and 25% of the total on each of the first three anniversaries of the date of grant.

(2) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the ten year term of the options and are mandated by the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holder’s continued employment throughout any applicable vesting period. Thus, the values reflected in this table are based on hypothetical rates and these values may not be achieved or may be exceeded. The value indicated in this table is a net amount, as the aggregate exercise price has been deducted from the final appreciated value.

The stock option grants for the Chief Operating Officer were cancelled during fiscal year 2003.

The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during the Company’s 2003 fiscal year and the year-end values of unexercised options held by such executive officers.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on	Value Realized ($)	Number of	Value of
	Exercise		Securities	Unexercised
			Underlying	in-the-Money
			Unexercised Options	Options at Fiscal
			at Fiscal Year	Year End ($)
			End(#)	Exercisable\
			Exercisable\	Unexercisable
Unexercisable

Stanislas Vilgrain	None	None	461,625 \ 84,375	2,344 \ 7,031

Robert Murphy	None	None	242,500 \ 37,500	- \ -

Andreas Pfann	None	None	26,250 \ 33,750	1,563 \ 4,687

Gerard Bertholon	None	None	170,750 \ 43,750	1,563 \ 4,687

COMPENSATION OF DIRECTORS

Each independent Director receives $7,000 per year for serving on the Board and attending special and annual meetings. Members of the committees receive $1,000 each for service on each committee. The Company also reimburses directors for their costs incurred in attending meetings of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Mr. McGettigan and Mr. Van Roijen.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

In fiscal year 2003 the full Board approved the Company’s compensation policy.

EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES

The Board evaluates and sets the base salary for the Chief Executive Officer (the “CEO”) of the Company. The CEO evaluates and sets the base salaries for all other executive officers of the Company. In addition, the Compensation Committee evaluates and sets the parameters for the Executive Incentive Compensation Plan (“EICP”). The Stock Option Committee of the Board administers the Company’s 1992 and 1999 Stock Option Plans.

The major objective of the Company’s compensation program is to align compensation with business results. The Company’s program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and long-term equity-based rewards.

Base Salary

The Directors set the base salary for the CEO based upon the historical salary levels for the past five years, along with Company performance and prevailing food service industry conditions. The CEO sets base salary for each other executive officer based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry.

Incentive Compensation

The EICP provides the opportunity for eligible executives to earn a specified percentage of division and/or Company operating income on the achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO, and the CEO establishes the percentages and the goals for each other eligible executive based on the responsibility of each executive position. The percentage so established for each executive is then applied to revenues, profits, and achievement of targeted profit levels, or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No profit related incentive compensation is paid to these executives should the results of the division and/or the Company be unprofitable.

Stock Option Program

The 1992 and 1999 Stock Option Plans were established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock Options valued at fair market value as of the date of grant provide potential reward based on the Company’s future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue in the employ of the Company. One of the factors considered by the Stock Option Committee in granting options is the relative level of responsibility of the executive officer’s position within the Company.

Policy with Respect to Section 162(m) Deduction Limit

In light of the Company’s historical compensation practices, the Company has not adopted a policy with respect to deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The compensation level for Mr. Stanislas Vilgrain, the CEO of the Company, is a combination of salary, incentive compensation, and stock options. The Compensation Committee reviews the salary level of the CEO on an annual basis and makes a recommendation to the Board, after consideration of company performance relative to its business plan, individual performance of the CEO, the expected objectives for the coming year, and other factors that the Board may, in its discretion, deem relevant at that time.

In recognition of the responsibilities of the CEO, including that of attaining the goal of Company profitability, the Board established Mr. Stanislas Vilgrain’s incentive compensation program which includes a bonus equal to 35% of his base salary once profit is achieved for the Company, and other discretionary compensation as the Board deems appropriate.

In preparation for making any decision regarding the grant of stock options, the Stock Option Committee evaluates Mr. S. Vilgrain’s past achievements and his critical leadership role in the Company’s future success. In addition, the Stock Option Committee is mindful of the goals described above and its intent to use the Stock Option Plan as a means to align the financial interest of the CEO with those of the Company’s stockholders.

Jean-Louis Vilgrain
Stanislas Vilgrain
Sebastien Vilgrain
Charles McGettigan
Robert Van Roijen
The Board of Directors of the Company

AUDIT COMMITTEE ACTIVITIES

The audit committee has reviewed and discussed the audited financial statements with the company’s management They have also discussed certain matters with the independent auditors, as required under SAS 61, as amended by SAS 90. Also, they have received the written disclosures and letter from the independent auditors, as required by the Independence Standards Board Standard No. 1, and discussed the issue of auditor independence with the independent auditors. Based on its review of the information and discussions required in the three items listed above, the audit committee recommended to the board of directors that the financial statements be included in the Annual Report for the previous year filed with the SEC on Form 10-K.

Robert Van Roijen
Charles McGettigan
Audit Committee Members

ACCOUNTING FEES AND SERVICES

During each of the last two fiscal years, Grant Thornton LLP billed us for services performed as follows:

	JUNE 28,	JUNE 29,
	2003	2002

Audit Fees	$116,775	$118,895
Audit Related Fees	—	—
Tax Fees	9,500	9,000
All other Fees	—	—

	$126,275	$127,895

Services Provided by Grant Thornton

All services rendered by Grant Thornton are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. (The Audit Committee’s pre-approval policy with respect to non-audit services is shown as Appendix A to this proxy statement.) Pursuant to new rules of the SEC, the fees paid to Grant Thornton for services are disclosed in the table above under the categories listed below.

1)	Audit Fees — These are fees for professional services performed by Grant Thornton for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)	Audit-Related Fees — These are fees for assurance and related services performed by Grant Thornton that are reasonably related to the performance of the audit or review of the Company’s financial statements.

3)	Tax Fees — These are fees for professional services performed by Grant Thornton with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company.

4)	All Other Fees — These are fees for other permissible work performed by Grant Thornton that does not meet the above category descriptions.

     These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Grant Thornton’s core work, which is the audit of the Company’s consolidated financial statements.

FIVE-YEAR PERFORMANCE COMPARISON

The following graph shows the changes over the past five-year period in the value of $100 invested in Common Stock of the Company, the NASDAQ Stock Market-US Index and the Dow Jones Food Index. The Company has been notified by NASDAQ that it does not meet the minimum bid requirement to be included in the NASDAQ National Market. The Company currently trades on the NASDAQ OTC Bulletin Board.

CERTAIN TRANSACTIONS

The Company receives consulting services under an agreement with Food Investors Corporation (“FIC”). Pursuant to the consulting agreement, FIC provides services related to management, planning, strategy development and pursing worldwide interests of the Company. This agreement is renewable annually. During fiscal year 2003, the Company suspended the consulting agreement with Food Investors Corporation as a cost saving measure. This resulted in a $36,000 saving during the fourth quarter of fiscal 2003 since the quarterly payment was withheld. The suspended agreement is subject to future evaluation by the Board of Directors of the Company. The amount paid by the Company to FIC for fiscal year 2003 was $108,000, and for the fiscal years 2002 and 2001 $144,000 per year.

The Company recorded receivables of $7,000 at June 28, 2003 from Classic European Bakers, LLC (“CEB”). CEB is owned by Food Research Corporation (“FRC”), the majority owner of Cuisine Solutions common shares. The receivables were primarily associated to unpaid rent related to a rental agreement for office space used by CEB at the Company’s premises in Alexandria. Payment on the open balance was received from FRC subsequent to fiscal year 2003.

The Company recorded receivables of $13,000 at June 28, 2003 from its President who sponsored a marketing event with the Young Presidents Organization in France. The amount is non-interest bearing and expected to be paid during fiscal year 2004.

The Company recorded an accrual in the amount of $268,000 to SOMDIAA at June 28, 2003. SOMDIAA is a holding company which is majority owned by Secria, S.A. and Secria Europe, S.A. Both enterprises are owned by the Jean-Louis Vilgrain family (“JLV”) and FRC is owned by Secria Europe, S.A. SOMDIAA provides the administration of French Social Security healthcare and retirement plans for individuals who work within the JLV Group. The primary portion of the recorded accrual is related to amounts billed from SOMDIAA for separate health and retirement plans for the President of the Company and two other non-officer but key employees. The total accrual at June 28, 2003 includes coverage for previous year’s benefits after all related costs were identified during fiscal year 2003.

The wholly owned subsidiary, Vie de France Trademarks Ltd., was dissolved in 2002. The liquidation of final assets and cancellation of the Vie de France Trademarks Ltd. shares was confirmed subsequent to the end of fiscal year 2003. Cuisine Solutions USA has $54,000 in Accounts Receivables and $5,000 in stock investment already written off during fiscal year 2003. The write off was eliminated during the Consolidation process.

On June 12, 2001, the Company signed an agreement to create a partnership to build a sous-vide processing facility in Chile. The purpose of the facility would be to produce high quality, value priced whitefish, shellfish and salmon products in Chile for the Global Retail and Foodservice markets. Cuisine Solutions, Inc. would sell the Norwegian facility to the Chilean Group for approximately $3,900,000, the sole investment required to own 48% of the new joint venture, Cuisine Solutions Chile. The agreement was terminated without any prejudice between the partners during fiscal year 2003 due to administrative difficulties. However, the partners continue to develop the facility in Chile and agreed that the Company hold 10% of the total shares of Cuisine Solutions Chile S.A. A new marketing agreement to market certain sous-vide products has been signed between the partners in June 2003 and a commercial agreement to commit to the purchase of certain raw materials from Cuisine Solutions Chile has been signed subsequent to the end of fiscal year 2003.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The rules of the SEC currently provide that stockholder proposals for the 2003 Annual Meeting be submitted pursuant to Rule 14a-8 of the Exchange Act must be received at the Company’s principal executive office not less than 120 calendar days prior to the anniversary data of the release of the Company’s proxy statement to stockholders in connection with the 2002 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2003 Annual Meeting.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed proxy form will be voted in respect thereof in accordance with the judgements of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented in the Annual Meeting. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of the Company’s 2003 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended June 28, 2003 on Form 10-K with the SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO ANDREAS PFANN, THE CFO OF THE COMPANY, AT THE COMPANY’S ADDRESS. The Edgar version of the Annual Report, Form 10-K and Proxy Statement will also be available on-line through the Company’s Internet web site (http://www.cuisinesolutions.com). The Company’s symbol is CUIS.

By Order of the Board of Directors

Jean-Louis Vilgrain
Chairman of the Board

Appendix A

Guidelines of The Cuisine Solutions Company Audit Committee

for Pre-Approval of Independent Auditor Services

     The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

     For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. The engagement letter does include the proposed audit services fee. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.

     For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

A-1

PROXY CUISINE SOLUTIONS, INC. 85 S. BRAGG STREET, SUITE 600 ALEXANDRIA, VA 22312	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jean-Louis Vilgrain and Stanislas Vilgrain, and each of them, as proxies, with power of substitution and hereby authorizes them to represent and to vote, as designated below, the shares of common stock of Cuisine Solutions, Inc. held of record by the undersigned on September 19, 2003 at the annual meeting of stockholders to be held on October 22, 2003 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS:	[ ]	FOR all nominees listed	[ ] WITHHOLD AUTHORITY
		(except as marked to the contrary below)	to vote for all nominees listed below

Jean-Louis Vilgrain, Stanislas Vilgrain, Sebastien Vilgrain, Charles McGettigan and Robert van Roijen.

(INSTRUCTION: To withhold authority to vote for any individual nominee mark that nominee’s name in the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign below exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE:_________________________, 2003

Signature

Signature if held jointly.

PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.